We hereby consent to the inclusion of our Independent Auditors’ Reports on the financial statements of DM Products, Inc. for the years ended December 31, 2009, 2008, and 2007 in DM Products, Inc.’s Form S-1 Registration Statement dated April 8, 2010.

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP
Henderson, Nevada